Exhibit 99.2

POWER OF ATTORNEY

Know all by these presents, that each of the undersigned hereby constitutes and appoints Shlomit Oren, signing singly, the undersigned’s true and lawful attorney-in-fact to:

1.            Execute for and on behalf of the undersigned all filings with the Securities and Exchange Commission including, but not limited to, all Notifications by a Five Percent Owner of an Issue on Schedule 13D in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder (the “Exchange Act”) and all Statements of Beneficial Ownership on Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act, except that such attorney-in-fact shall have no power to execute any document that has the effect of creating a financial commitment or financial obligation of the undersigned.

2.            Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such document, complete and execute any amendment or amendments thereto, and timely file such document with the appropriate authority.

Each  of the undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with any rules or regulations including federal securities laws.

This Power of Attorney shall remain in full force and effect until December 31, 2008 unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of January, 2008.

EVEREST SPECIAL SITUATIONS FUND, L.P.		EVEREST FUND, L.P.

By:	Maoz Everest Fund Management Ltd.	By:	Maoz Everest Fund Management Ltd.
	General Partner		General Partner

By:	/s/ Elchanan Maoz	By:	/s/ Elchanan Maoz
	Elchanan Maoz		Elchanan Maoz
	Chairman and Chief Executive Officer		Chairman and Chief Executive Officer

MAOZ EVEREST FUND MANAGEMENT LTD.

By:	/s/ Elchanan Maoz	/s/ Elchanan Maoz
	Elchanan Maoz	ELCHANAN MAOZ
Chairman and Chief Executive Officer